Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 423 to Registration Statement No. 33-26305 on Form N-1A of our report dated October 23, 2014, relating to the financial statements and financial highlights of BlackRock Multi-Manager Alternative Strategies Fund (the “Fund”), a series of BlackRock Funds, appearing in the Annual Report on Form N-CSR of BlackRock Funds for the period ended August 31, 2014, and to the references to us under the headings "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, PA

December 23, 2014